EXHIBIT 99.1

                     [GRAPHIC OMITTED]

News Release         Ashland Logo



                                  FOR ADDITIONAL INFORMATION:
                                  Media Relations:      Investor Relations:
                                  Jim Vitak             Dean Doza
                                  (614) 790-3715        (859) 815-4454
                                  jevitak@ashland.com   lddoza@ashland.com

                                  FOR IMMEDIATE RELEASE:
                                  January 24, 2007


ASHLAND INC. REPORTS Q1 INCOME OF 81 CENTS PER SHARE
FROM CONTINUING OPERATIONS, DRIVEN BY VALVOLINE RECOVERY

Covington, Ky. - Ashland Inc. (NYSE:ASH) today announced preliminary* income from continuing operations of $53 million, or 81 cents per share, for the quarter ended Dec. 31, 2006, the first quarter of its fiscal year. This compares with income from continuing operations of $35 million, or 48 cents per share, in the same prior-year quarter. Net income for the December 2006 quarter was $49 million, or 75 cents per share, as compared with $66 million, or 91 cents per share, in the year-ago quarter. Net income in the December 2005 quarter included $31 million, or 43 cents per share, of income from discontinued operations, primarily from the operations of Ashland Paving And Construction, Inc. (APAC), which was sold in August 2006. For the December 2006 quarter, net income included a loss from discontinued operations of $4 million, or 6 cents per share, primarily resulting from post-closing adjustments on the APAC sale.

     "The December quarter marks our first full quarter as a singularly focused, diversified chemical company," said James J. O'Brien, chairman and chief executive officer. "I am quite pleased with the progress at Valvoline and Ashland Water Technologies. However, softness in U.S. industrial production adversely affected Ashland Distribution's results. Ashland Performance Materials was also impacted by soft automotive, marine and housing markets, but to a much lesser extent.

     "During the quarter, Valvoline achieved a significant rebound in earnings, benefiting from stabilizing base oil costs and the effects of previously announced price increases, along with reductions in selling, general and administrative costs. Ashland Water Technologies posted an 85 percent increase in revenues, and operating income grew substantially, both bolstered by the Environmental and Process Solutions (E&PS) business acquired last May," O'Brien said. "In addition, we are encouraged by a significant improvement in the results of our marine water treatment business."

     Ashland Performance Materials' operating income of $25.6 million for the December 2006 quarter was essentially equal to its income for the December 2005 quarter. While unit volume

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

ASHLAND INC. REPORTS Q1 INCOME OF 81 CENTS PER SHARE
FROM CONTINUING OPERATIONS, DRIVEN BY VALVOLINE RECOVERY, PG. 2

declined 4 percent, sales and operating revenues increased 4 percent versus the year-ago quarter to $366 million.

     Ashland Distribution's results compare unfavorably with the quarter a year ago, when hurricane-related product shortages and robust demand resulted in strong margins and record operating income. The December 2006 quarter was also impacted by the softening North American automotive and construction markets. As a result, operating income declined to $14.0 million for the December 2006 quarter as compared with record earnings of $34.1 million in the same prior-year quarter. Sales and operating revenues decreased to $948 million, 2 percent below the December 2005 quarter, while volume declined 7 percent. Gross profit as a percent of sales declined to
8.6 percent from 10.2 percent in the prior-year quarter. The primary factors reducing profitability were lower margins and volume.

     Valvoline achieved first-quarter operating income of $18.2 million as compared with income of $1.1 million in the year-ago quarter. Sales and operating revenues increased 13 percent over the December 2005 quarter to $351 million, while lubricant volume was flat. Significant improvement in lubricant margins, as base oil costs stabilized and price increases took effect, drove results for the quarter. Lower expenses also contributed to Valvoline's improved performance.

     Water Technologies reported operating income of $5.4 million for the December 2006 quarter as compared with $0.8 million for the prior-year quarter. Sales and operating revenues increased from $97 million in the December 2005 quarter to $179 million for the 2006 quarter. While benefiting from the E&PS business acquired in May, Water Technologies' results also reflect higher revenues and operating income from Ashland's marine water treatment business.

     Unallocated and other expenses of $4.7 million for the December 2006 quarter compare with $16.4 million of expenses in the prior-year quarter, which included $10.1 million of expenses previously allocated to APAC.

     Net interest income was $16 million in the December 2006 quarter as compared with $10 million in the same 2005 quarter. Income taxes for the December 2006 quarter amounted to $21 million as compared with $23 million in the prior-year quarter. The effective tax rate, including all adjustments recorded in the respective periods, was 28.6 percent for the 2006 quarter versus 39.4 percent for the December 2005 quarter. The decline in the effective tax rate includes the effect of tax deductions for the special dividend paid in October on shares held in Ashland's employee stock ownership plan.

     Commenting on the outlook for the remainder of fiscal 2007, O'Brien said, "Valvoline should continue to benefit from improved pricing relative to base oil costs and stabilized sales

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

ASHLAND INC. REPORTS Q1 INCOME OF 81 CENTS PER SHARE
FROM CONTINUING OPERATIONS, DRIVEN BY VALVOLINE RECOVERY, PG. 3

volume. Water Technologies' business model redesign is moving forward and should produce benefits as the year develops. Performance Materials' results in 2007 will, in large part, be determined by the pace of the recovery in the North American automotive, marine and residential housing markets. Distribution's performance should be largely driven by North American industrial output, as well as by the impact of the previously announced March 1 termination of our North American plastics supply contract with Dow Chemical."

     Further commenting on Distribution's North American plastics supply arrangements, O'Brien continued, "Ashland represents numerous plastics manufacturers, and we are working hard to transition our customers to products provided by these other quality suppliers. Based on our current estimate of conversion success, lost business may impact Distribution's earnings by approximately $4 million to $5 million per quarter during this transition. We will continue to work to replace this volume and expect the long-term impact to be less."

     Commenting on the company's cost reduction efforts, O'Brien said, "In December, Ashland offered a number of corporate employees a voluntary severance opportunity in order to address corporate costs following the APAC sale and to improve the company's overall cost-competitiveness. At this time, we are evaluating applications received from the 235 employees who requested participation in this program. In the unlikely event that all employees who applied for the severance program were to be accepted, Ashland would incur an after-tax charge of roughly $20 million. The company expects to finalize the program in the March quarter and establish an appropriate reserve at that time."

     Concluding his comments, O'Brien said, "Looking at Ashland as a whole, we are off to a good start in fiscal 2007. We remain cautious about the economy, but optimistic about our competitive position and our future."

     Today at 8:30 a.m. (EST), Ashland will provide a live webcast of its first-quarter conference call with securities analysts. The webcast will be accessible through Ashland's website, www.ashland.com. Following the live event, an archived version of the webcast will be available for 12 months at www.ashland.com/investors.

     Ashland Inc. (NYSE: ASH), a diversified, global chemical company, provides quality products, services and solutions to customers in more than 100 countries. A FORTUNE 500 company, it operates through four wholly owned divisions: Ashland Performance Materials, Ashland Distribution, Valvoline and Ashland Water Technologies. To learn more about Ashland, visit www.ashland.com.

                                   - 0 -

FORTUNE 500 is a registered trademark of Time Inc.

ASHLAND INC. REPORTS Q1 INCOME OF 81 CENTS PER SHARE
FROM CONTINUING OPERATIONS, DRIVEN BY VALVOLINE RECOVERY, PG. 4

* PRELIMINARY RESULTS
Financial results are preliminary until Ashland's quarterly report on Form 10-Q is filed with the U.S. Securities and Exchange Commission.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, with respect to Ashland's operating performance. These estimates are based upon a number of assumptions, including those mentioned within this news release. Such estimates are also based upon internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, weather, operating efficiencies and economic conditions, such as prices, supply and demand, cost of raw materials, and legal proceedings and claims (including environmental and asbestos matters). Although Ashland believes its expectations are based on reasonable assumptions, it cannot assure the expectations reflected herein will be achieved. This forward-looking information may prove to be inaccurate and actual results may differ significantly from those anticipated if one or more of the underlying assumptions or expectations proves to be inaccurate or is unrealized or if other unexpected conditions or events occur. Other factors and risks affecting Ashland are contained in Ashland's Form 10-K for the fiscal year ended Sept. 30, 2006. Ashland undertakes no obligation to subsequently update or revise the forward-looking statements made in this news release to reflect events or circumstances after the date of this release.

Ashland Inc. and Consolidated Subsidiaries                           Page 1
STATEMENTS OF CONSOLIDATED INCOME
(In millions except per share data - preliminary and unaudited)

                                                                                                    Three months ended
                                                                                                        December 31
                                                                                               -----------------------------
                                                                                                   2006             2005
                                                                                               ------------     ------------
REVENUES
  Sales and operating revenues                                                                 $     1,803      $     1,686
  Equity income                                                                                          4                2
  Other income                                                                                           6                8
                                                                                               ------------     ------------
                                                                                                     1,813            1,696
COSTS AND EXPENSES
  Cost of sales and operating expenses                                                               1,489            1,397
  Selling, general and administrative expenses                                                         266              253
                                                                                               ------------     ------------
                                                                                                     1,755            1,650
                                                                                               ------------     ------------
OPERATING INCOME                                                                                        58               46
  Gain on the MAP Transaction (a)                                                                        -                2
  Net interest and other financing income                                                               16               10
                                                                                               ------------     ------------
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES                                                   74               58
  Income taxes                                                                                         (21)             (23)
                                                                                               ------------     ------------
INCOME FROM CONTINUING OPERATIONS                                                                       53               35
  Income (loss) from discontinued operations (net of income taxes) (b)                                  (4)              31
                                                                                               ------------     ------------
NET INCOME                                                                                     $        49      $        66
                                                                                               ============     ============
DILUTED EARNINGS PER SHARE
  Income from continuing operations                                                            $       .81      $       .48
  Income (loss) from discontinued operations                                                          (.06)             .43
                                                                                               ------------     ------------
  Net income                                                                                   $       .75      $       .91
                                                                                               ============     ============

AVERAGE COMMON SHARES AND ASSUMED CONVERSIONS                                                           65               73

SALES AND OPERATING REVENUES
  Performance Materials (c)                                                                    $       366      $       352
  Distribution                                                                                         948              967
  Valvoline                                                                                            351              310
  Water Technologies (c)                                                                               179               97
  Intersegment sales                                                                                   (41)             (40)
                                                                                               ------------     ------------
                                                                                               $     1,803      $     1,686
                                                                                               ============     ============
OPERATING INCOME
  Performance Materials (c)                                                                    $        26      $        26
  Distribution                                                                                          14               34
  Valvoline                                                                                             18                1
  Water Technologies (c)                                                                                 5                1
  Unallocated and other (d)                                                                             (5)             (16)
                                                                                               ------------     ------------
                                                                                               $        58      $        46
                                                                                               ============     ============

(a) "MAP Transaction" refers to the June 30, 2005 transfer of Ashland's 38% interest in Marathon Ashland Petroleum LLC (MAP), Ashland's maleic anhydride business and 60 Valvoline Instant Oil Change centers in Michigan and northwest Ohio to Marathon Oil Corporation in a transaction valued at approximately $3.7 billion.
(b) Ashland sold APAC to Oldcastle Materials, Inc. in August 2006 for approximately $1.3 billion. After-tax operating results of APAC (excluding previously allocated corporate costs - see note (d) below) are reflected in discontinued operations, with prior periods restated.
(c) In June 2006, Ashland redefined its reporting segments as it continues to evolve into a diversified chemical company. Performance Materials and Water Technologies, formerly combined under Ashland Specialty Chemical, have now been separately disclosed. Prior periods have been conformed to the current period presentation.
(d) Includes corporate costs previously allocated to APAC of $10 million for the three months ended December 31, 2005.

Ashland Inc. and Consolidated Subsidiaries                           Page 2
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions - preliminary and unaudited)

                                                                                                        December 31
                                                                                               -----------------------------
                                                                                                   2006             2005
                                                                                               ------------     ------------
ASSETS
  Current assets
    Cash and cash equivalents                                                                  $       516      $       601
    Available-for-sale securities                                                                      436              479
    Accounts receivable                                                                              1,341            1,191
    Inventories                                                                                        580              499
    Deferred income taxes                                                                               76               66
    Other current assets                                                                                65               80
    Current assets of discontinued operations                                                            -              472
                                                                                               ------------     ------------
                                                                                                     3,014            3,388
  Investments and other assets
    Goodwill and other intangibles                                                                     377              231
    Asbestos insurance receivable (noncurrent portion)                                                 440              363
    Deferred income taxes                                                                              189              222
    Other noncurrent assets                                                                            443              478
    Noncurrent assets of discontinued operations                                                         -              967
                                                                                               ------------     ------------
                                                                                                     1,449            2,261
  Property, plant and equipment
    Cost                                                                                             2,042            1,848
    Accumulated depreciation and amortization                                                       (1,079)          (1,015)
                                                                                               ------------     ------------
                                                                                                       963              833
                                                                                               ------------     ------------

                                                                                               $     5,426      $     6,482
                                                                                               ============     ============
LIABILITIES AND STOCKHOLDERS' EQUITY
  Current liabilities
    Current portion of long-term debt                                                          $         7      $        12
    Trade and other payables                                                                         1,059            1,025
    Income taxes                                                                                        10                2
    Current liabilities of discontinued operations                                                       -              203
                                                                                               ------------     ------------
                                                                                                     1,076            1,242
  Noncurrent liabilities
    Long-term debt (less current portion)                                                               70               77
    Employee benefit obligations                                                                       303              394
    Asbestos litigation reserve (noncurrent portion)                                                   577              512
    Other long-term liabilities and deferred credits                                                   522              483
    Noncurrent liabilities of discontinued operations                                                    -               88
                                                                                               ------------     ------------
                                                                                                     1,472            1,554

  Stockholders' equity                                                                               2,878            3,686
                                                                                               ------------     ------------

                                                                                               $     5,426      $     6,482
                                                                                               ============     ============

Ashland Inc. and Consolidated Subsidiaries                           Page 3
STATEMENTS OF CONSOLIDATED CASH FLOWS
(In millions - preliminary and unaudited)

                                                                                                    Three months ended
                                                                                                        December 31
                                                                                               -----------------------------
                                                                                                   2006             2005
                                                                                               ------------     ------------
CASH FLOWS FROM OPERATING ACTIVITIES FROM CONTINUING OPERATIONS
  Net income                                                                                   $        49      $        66
  Loss (income) from discontinued operations (net of income taxes)                                       4              (31)
  Adjustments to reconcile income from continuing operations to cash flows from operating activities
    Depreciation and amortization                                                                       28               25
    Deferred income taxes                                                                               11               39
    Equity income from affiliates                                                                       (4)              (2)
    Distributions from equity affiliates                                                                 2                1
    (Gain) on the MAP Transaction                                                                        -               (2)
    Change in operating assets and liabilities (a)                                                    (212)            (306)
    Other items                                                                                          -               (1)
                                                                                               ------------     ------------
                                                                                                      (122)            (211)
CASH FLOWS FROM FINANCING ACTIVITIES FROM CONTINUING OPERATIONS
  Proceeds from issuance of common stock                                                                13                4
  Excess tax benefits related to share-based payments                                                    6                1
  Repayment of long-term debt                                                                           (5)              (5)
  Repurchase of common stock                                                                          (288)             (96)
  Cash dividends paid                                                                                 (692)             (20)
                                                                                               ------------     ------------
                                                                                                      (966)            (116)
CASH FLOWS FROM INVESTING ACTIVITIES FROM CONTINUING OPERATIONS
  Additions to property, plant and equipment                                                           (35)             (25)
  Purchase of operations - net of cash acquired                                                        (73)               -
  Purchases of available-for-sale securities                                                          (286)            (227)
  Proceeds from sales and maturities of available-for-sale securities                                  207              152
  Other - net                                                                                            2                3
                                                                                               ------------     ------------
                                                                                                      (185)             (97)
                                                                                               ------------     ------------
CASH USED BY CONTINUING OPERATIONS                                                                  (1,273)            (424)
  Cash provided (used) by discontinued operations
    Operating cash flows                                                                                (4)              64
    Investing cash flows                                                                               (27)             (24)
                                                                                               ------------     ------------
DECREASE IN CASH AND CASH EQUIVALENTS                                                          $    (1,304)     $      (384)
                                                                                               ============     ============
DEPRECIATION AND AMORTIZATION
  Performance Materials (b)                                                                    $         8      $         7
  Distribution                                                                                           5                5
  Valvoline                                                                                              7                6
  Water Technologies (b)                                                                                 4                3
  Unallocated and other                                                                                  4                4
                                                                                               ------------     ------------
                                                                                               $        28      $        25
                                                                                               ============     ============
ADDITIONS TO PROPERTY, PLANT AND EQUIPMENT
  Performance Materials (b)                                                                    $        10      $         7
  Distribution                                                                                           7                3
  Valvoline                                                                                              8                5
  Water Technologies (b)                                                                                 7                5
  Unallocated and other                                                                                  3                5
                                                                                               ------------     ------------
                                                                                               $        35      $        25
                                                                                               ============     ============

(a) Excludes changes resulting from operations acquired or sold.
(b) In June 2006, Ashland redefined its reporting segments as it continues to evolve into a diversified chemical company. Performance Materials and Water Technologies, formerly combined under Ashland Specialty Chemical, have now been separately disclosed. Prior periods have been conformed to the current period presentation.

Ashland Inc. and Consolidated Subsidiaries                           Page 4
OPERATING INFORMATION BY INDUSTRY SEGMENT
(In millions - preliminary and unaudited)

                                                                                                    Three months ended
                                                                                                        December 31
                                                                                               -----------------------------
                                                                                                   2006             2005
                                                                                               ------------     ------------
PERFORMANCE MATERIALS (a)(b)
  Sales per shipping day                                                                       $       6.0      $       5.8
  Pounds sold per shipping day                                                                         5.0              5.2
  Gross profit as a percent of sales                                                                  21.1%            21.6%
DISTRIBUTION (a)
  Sales per shipping day                                                                       $      15.5      $      15.9
  Pounds sold per shipping day                                                                        19.1             20.5
  Gross profit as a percent of sales                                                                   8.6%            10.2%
VALVOLINE (a)
  Lubricant sales (gallons)                                                                           38.5             38.5
  Premium lubricants (percent of U.S. branded volumes)                                                21.9%            22.9%
  Gross profit as a percent of sales                                                                  23.8%            22.1%
WATER TECHNOLOGIES (a)(b)
  Sales per shipping day                                                                       $       2.9      $       1.6
  Gross profit as a percent of sales                                                                  40.4%            48.5%


(a) Sales are defined as sales and operating revenues. Gross profit is defined as sales and operating revenues, less cost of sales and operating expenses.
(b) In June 2006, Ashland redefined its reporting segments as it continues to evolve into a diversified chemical company. Performance Materials and Water Technologies, formerly combined under Ashland Specialty Chemical, have now been separately disclosed. Prior periods have been conformed to the current period presentation.